Exhibit 10.2

Georg Rieder Managing Director	Sandoz NV Pietermaai 15 Willemstad, Curacao Netherlands Antilles Phone +599-9-737-1721 Fax +599-9-736-4065 E-mail georg.rieder @sandoz.com www.sandoz.com

February 1, 2007

VIA OVERNIGHT MAIL
Momenta Pharmaceuticals Inc.
675 West Kendall Street
Cambridge, Massachusetts  02142

Re:                 Collaboration and License Agreement between Sandoz N.V. (f/k/a Biochemie West Indies, N.V.), Sandoz Inc. (f/k/a Geneva Pharmaceuticals, Inc.),  and Momenta Pharmaceuticals Inc., dated November 1, 2003 (the “Collaboration Agreement”); Assignment from Sandoz N.V. to Sandoz AG and removal of Sandoz GmbH as Guarantor

Gentlemen,

All terms used, but not defined, herein have the meanings ascribed to them in the Collaboration Agreement.

Sandoz N.V. is informing Momenta that it has assigned all of its rights and obligations, including without limitation any license rights it had under Momenta IP and Momenta’s rights in the Joint Collaboration IP, under the Collaboration Agreement to Sandoz AG, and Sandoz AG has agreed to assume all of the rights and obligations of Sandoz N.V. under the Collaboration Agreement.  Sandoz N.V. desires the written consent of Momenta to such assignment pursuant to Section 14.3(b) of the Collaboration Agreement.  Sandoz AG is a Swiss corporation and an Affiliate (as defined in the Collaboration Agreement) of Sandoz N.V., having its office at Lichtstrasse 35, CH 4056 Basel, Switzerland.  Sandoz N.V. and Sandoz AG each represent that Sandoz N.V. has assigned to Sandoz AG all right, title and interest in and to the Sandoz IP and Sandoz N.V.’s rights in the Joint Collaboration IP.  By execution of this letter, all of the parties hereto also agree that the guarantee of Sandoz GmbH to the Collaboration Agreement is hereby rendered null and void and of no further force or effect.  Please duly sign and return two copies of this letter to Sandoz AG, Attention:  Peter Rupprecht, at the above mentioned address, which shall forthwith be substituted for the notice address of Sandoz N.V. in Section 14.5 of the Collaboration Agreement.  Thank you.

Best regards,

Sandoz N.V.		Sandoz AG

By:	/s/ Georg Rieder	By:	/s/ Barbara Kessler
	Name: Georg Rieder		Name: Barbara Kessler
	Title: Managing Director		Title: Member of the Board of Directors

By:	/s/ Felix Eichhorn /s/ Jurgen Vierkotter	By:	/s/ [illegible]
	Name: Felix Eichhorn Jurgen Vierkotter		Name:
	Title: Authorized signatory Authorized Signatory		Title:

Sandoz GmbH		SANDOZ INC.

By:	/s/ E. Dolejsi Jegerbaghern	By:	/s/ Eric Pomerantz
	Name: E. Dolejsi Jegerbaghern		Name: Eric Pomerantz
	Title: Head, Legal Head SDC		Title: VP & General Counsel

By:
Name:
Title:

Acknowledged and Agreed:
Momenta Pharmaceuticals, Inc.

By:	/s/ Craig A. Wheeler
Name:
Title: